Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Jan 31, 2003
Payment Date	Feb 18, 2003

Calculation of Interest Expense

Index (LIBOR)	1.370000%
Accrual end date, accrual beginning date and days in Interest Period	Feb 18, 2003	Jan 15, 2003	34
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	30,617,215	18,800,000	24,500,000	17,800,000	7,900,000	14,826,055
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	1.540000%	1.690000%	1.790000%	2.020000%	2.370000%
Interest/Yield Payable on the Principal Balance	44,531	30,007	41,419	33,958	17,683
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	44,531	30,007	41,419	33,958	17,683
Interest/Yield Paid	44,531	30,007	41,419	33,958	17,683

Summary

Beginning Security Balance	30,617,215	18,800,000	24,500,000	17,800,000	7,900,000	14,826,055
Beginning Adjusted Balance	30,617,215	18,800,000	24,500,000	17,800,000	7,900,000
Principal Paid	30,617,215	18,800,000	24,500,000	17,800,000	7,900,000	14,826,055
Ending Security Balance	0	0	0	0	0	0
Ending Adjusted Balance	0	0	0	0	0
Ending Certificate Balance as % Participation Interest Invested Amount					0.0000%
Targeted Balance	-	-	0.00	0.00	0.00
Minimum Adjusted Balance		18,800,000.00	24,500,000.00	17,800,000.00	7,900,000.00	14,800,000.00
Certificate Minimum Balance					0.00
Ending OC Amount as Holdback Amount						0.00
Ending OC Amount as Accelerated Prin Pmts						(0.00)

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0560844	$0.5744045	$0.6099943	$0.6878355	$0.4793914
Principal Paid per $1000	$38.5607246	$359.8774885	$360.8247423	$360.5428398	$214.1733991